UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2010

VCG HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in VCG Holding Corp’s (the "Company") Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 10, 2010, Ms. Carolyn Romero informed the Company of her intent to resign from the Company’s Board of Directors (the "Board"), effective October 31, 2010. Ms. Romero was an independent member of the Board, served as a member of the Special Committee of the Board and as the chair and member of the Audit Committee of the Board. Ms. Romero’s resignation causes the Company to be non-compliant with NASDAQ Marketplace Rule 5605(c)(2)(A), which requires listed companies to have at least three members on the audit committee. The Company gave notice to NASDAQ of this non-compliance on November 1, 2010 in accordance with NASDAQ rules.

The NASDAQ staff informed the Company that they would issue a cure period pursuant to NASDAQ Marketplace Rule 5605(c)(4)(A). The Company has until the earlier of the Company’s next annual stockholder's meeting (June 2011) or October 31, 2011; or if the next annual stockholder's meeting is held before April 29, 2011, then the Company must evidence compliance no later than April 29, 2011.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2010, Micheal Ocello resigned from his role as a non-independent director of VCG Holding Corp. (the "Company") effective immediately, but will continue his role as President and Chief Operating Officer. There were no disagreements with the Company. Mr. Ocello has submitted his resignation in order for the Company to comply with NASDAQ Marketplace Listing Rule 5605(b)(1), which requires that listed companies have a majority of board members be independent.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

November 2, 2010	By:	Troy Lowrie

Name: Troy Lowrie
Title: CEO